=====================================================




                     BROWNING-FERRIS INDUSTRIES, INC.


                                    AND


                NATIONSBANK OF TEXAS, NATIONAL ASSOCIATION,
                                As Trustee







                              _______________



                       FIRST SUPPLEMENTAL INDENTURE


                       Dated as of January 11, 1994


                              _______________




                      SUPPLEMENTING AND AMENDING THE

                   INDENTURE DATED AS OF AUGUST 1, 1987







             =====================================================


     THIS FIRST SUPPLEMENTAL INDENTURE, is dated as of January 11, 1994, between BROWNING-FERRIS INDUSTRIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and NATIONSBANK OF TEXAS, NATIONAL ASSOCIATION (as successor to First RepublicBank Houston, National Association), a national banking association duly organized and existing under the laws of the United States of America, as trustee under the Original Indenture referred to below (the "Trustee").

                           W I T N E S S E T H:

     WHEREAS, to provide for its lawful corporate purposes the Company has duly authorized the issue from time to time of its unsecured subordinated debentures, notes or other evidences of indebtedness
("Securities"), to be issued in one or more series; and

     WHEREAS, the Company has heretofore made, executed and delivered to the Trustee its Indenture dated as of August 1, 1987 (the "Original Indenture"); and

     WHEREAS, by virtue of the provisions of the Original Indenture, the Company is empowered to deliver Securities of any series authorized and executed by the Company to the Trustee for authentication, and the Trustee is thereupon empowered in the manner set forth in Articles One, Two and Three of the Original Indenture to authenticate and deliver said Securities to or upon the written order of the Company without any further action by the Company; and

     WHEREAS, it is deemed advisable to supplement and amend the Original Indenture as provided in this First Supplemental Indenture (the Original Indenture, as so supplemented and amended by this First Supplemental Indenture, being sometimes referred to herein as the "Indenture"); and

     WHEREAS, Section 901 of Article Nine of the Original Indenture provides that under certain conditions the Company and Trustee, may, without the consent of the Holders of Securities, from time to time and at any time, enter into an indenture or indentures supplemental thereto, for the purpose, among others, of supplementing any provision contained therein which may be defective or inconsistent with any other provision contained therein; to make such other provisions in regard to matters or questions arising under the Original Indenture as the Company by or pursuant to a Board Resolution may deem necessary or desirable and which shall not adversely affect the interests of the holders of Securities; or to establish the form or terms and to provide for the issuance of Securities of any series as permitted by Sections 201 and 301; and

     WHEREAS, all the requirements prescribed by law and by the Certificate of Incorporation of the Company have been fully complied with and all conditions and requirements necessary to authorize the execution, acknowledgement and delivery of this First Supplemental Indenture, to effect duly and legally the modifications and alterations of the Original Indenture provided in this First Supplemental Indenture and to make the Indenture a valid, binding and legal instrument for the benefit of the Holders of Securities, have been complied with;

     NOW, THEREFORE, for and in consideration of the premises and the acceptances or purchases of the Securities by the Holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

                                 ARTICLE 1

                  MODIFICATION OF THE ORIGINAL INDENTURE

     Section 1.1. Supplement and Amendment to Section 101 of the Original Indenture. Article One of the Original Indenture is amended to include therein the following provisions:

          (a)  After the definition of Defaulted Interest:

          "`Depositary' means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary for such series by the Company pursuant to Section 301 or otherwise appointed by the Company as a successor to such Person in the event such Person is unwilling or unable to continue to serve in such capacity."

          (b)  After the definition of Event of Default:

          "`Global Security' means a Security in the form prescribed in
Section 203 evidencing all or part of a series of Securities, which in each case have the same terms, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee."

     Section 1.2.   [Reserved.]

     Section 1.3 Supplement and Amendment to Section 107 of the Original Indenture. Section 107 of the Original Indenture is amended to read in its entirety as follows:

     "SECTION 107.  Conflict with Trust Indenture Act.

          If any provision hereof limits, qualifies or conflicts with any other provision hereof which is required to be included in this Indenture, or is deemed applicable to this Indenture, by any of the provisions of the Trust Indenture Act, such required provisions shall control."

     Section 1.4. Supplement and Amendment to Article Two of the Original Indenture. Article Two of the Original Indenture is modified by adding a new Section 203 to read in its entirety as follows:

     "SECTION 203.  Additional Provisions Required in Global Security.

          Any Global Security issued hereunder shall, in addition to the provisions contained in Sections 201 and 202, bear a legend in substan-tially the following form:

               `This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture and may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.'"

     Section 1.5. Supplement and Amendment to Section 301 of the Original Indenture. Article Three of the Original Indenture is modified by deleting the word "and" at the end of Section 301(12) of the Original Indenture, renumbering Section 301(13) of the Original Indenture as
Section 301(14), and adding new Section 301(13) to read in its entirety as follows:

          "(13)     whether the Securities of the series shall be issued
     in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Securities, which Depositary shall be a clearing agency registered under the Securities Exchange Act of 1934, as amended; and"

     Section 1.6. Supplement and Amendment of Section 305 of the Original Indenture. Article Three of the Original Indenture is modified by adding the following paragraphs to the end of Section 305 of the Original Indenture:

          "Notwithstanding the foregoing, any Global Security shall be exchangeable pursuant to this Section 305 for Securities registered in the names of Persons other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Company fails to appoint a successor Depositary for such Global Security within 90 days after the Company receives such notice or becomes aware of such event, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so exchangeable, or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct.

          Except as provided in the immediately preceding paragraph, a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

          None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests."

     Section 1.7. Supplement and Amendment to Section 308 of the Original Indenture. Article Three of the Original Indenture is modified by adding the following paragraph to the end of Section 308 of the Original
Indenture:

          "Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and holders of beneficial interests in any Global Security, the operation of customary practices governing the exercise of the rights of the Depositary as Holder of such Global Security."

     Section 1.8. Supplement and Amendment to Section 608 of the Original Indenture. Section 608(a) of the Original Indenture is amended to read in its entirety as follows:

          "(a) If Trustee has or shall acquire any conflicting interest, as defined in this Section, with respect to the Securities of any series, within 90 days after ascertaining that it has such conflicting interest, and if the default, as defined in this Section, to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such 90-day period, the Trustee shall either eliminate such conflicting interest or, except as otherwise provided below, resign with respect to that series, and the Company shall take prompt steps to have a successor appointed in the manner provided in
Section 610."

Section 608(b) of the Original Indenture is amended to read in its entirety as follows:

          "(b) If the Trustee shall fail to comply with the provisions of Subsection (a) of this Section with respect to the Securities of any series, the Trustee shall, within 10 days after the expiration of such 90-day period, transmit by mail to all Holders of Securities of that series, as their names and addressees appear in the Security Register, notice of such failure and, subject to the provisions of Section 514, unless the Trustee's duty to resign is stayed as provided below, any Holder who has been a bona fide Holder of Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor, if the Trustee fails, after written request thereof by such Holder to comply with the provisions of Subsection (a).

          Except in the case of a default in the payment of the principal of or interest on any Security, or in the payment of any sinking or purchase fund installment, the Trustee shall not be required to resign as provided by this Section if the Trustee shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that (i) the default under the Indenture may be cured or waived during a reasonable period and under the procedures described in such application, and (ii) a stay of the Trustee's duty to resign will not be inconsistent with the interests of the Holders of the Securities.

          The filing of such an application shall automatically stay the performance of the duty to resign until the Commission orders otherwise. Any resignation of the Trustee shall become effective only upon the appointment of a successor Trustee in accordance with the provisions of
Section 610 and such successor's acceptance of such an appointment."

     Section 608(c) of the Original Indenture is amended to read in its entirety, except as otherwise noted, as follows:

          "(c) For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest with respect to the Securities of any series if the Securities of such series are in default (as determined in accordance with the provisions of Section 501, but exclusive of any period of grace or requirement of notice) and

               (1) the Trustee is trustee under this Indenture with respect to the Outstanding Securities of any series other than that series or is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Securities issued under this Indenture, provided that there shall be excluded from the operation of this paragraph this Indenture with respect to the Securities of any series other than that series or any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if

                    (i) this Indenture and such other indenture or indentures (and all series of securities issuable thereunder) are wholly unsecured and rank equally and such other indenture or indentures are hereafter qualified under the Trust Indenture Act, unless the Commission shall have found and declared by order pursuant to Section 305(b) or
Section 307(c) of the Trust Indenture Act that differences exist between the provisions of this Indenture with respect to Securities of that series and one or more other series or the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to the Securities of that series and such other series or under such other indenture or indentures, or

                    (ii) [no change to this Subsection]

               (2) the Trustee or any of its directors or executive officers is an underwriter for the Company;

               (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with an underwriter for the Company;

               [(4)-(8) No change in these Subsections except that the "or" at the end of Subsection (8) shall be deleted]

               (9) the Trustee owns, on the date of default (as determined in accordance with the provisions of Section 501, but exclusive of any period of grace or requirement of notice) or on any anniversary of such default while such default remains outstanding, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraphs (6), (7) or
(8) of this Subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamen-tary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after the dates of any such default and annually in each succeeding year that the Securities remain in default, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such dates. If the Company fails to make payment in full of the principal of (or premium, if any) or interest on ny of the Securities when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this Subsection; or

               (10) except under the circumstances described in paragraphs (1), (3), (4), (5) or (6) of Section 613(b), the Trustee shall be or shall become a creditor of the Company.

          For purposes of this Subsection, the term "series of securities" or "series" means a series, class or group of securities issuable under an indenture pursuant to whose terms holders of one such series may vote to direct the Trustee, or otherwise take action pursuant to a vote of such holders, separately from holders of another such series; provided, that "series of securities" or "series" shall not include any series of securities issuable under an indenture if all such series rank equally and are wholly unsecured.

          The specification of percentages in paragraphs (5) to (9), inclusive, of this Subsection shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraphs (3) or (7) of this Subsection.

          For the purposes of the paragraphs (6), (7), (8) and (9) of this Subsection only, (i) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay monies lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (ii) an obligation shall be deemed to be "in default" when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (iii) the Trustee shall not be deemed to be the owner or holder of (A) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in clause
(ii) above, or (B) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (C) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

     Section 608(d)(1) of the Original Indenture is amended to read in its entirety as follows:

               "(1) The term "underwriter", when used with reference to the Company, means every person who, within a one-year period prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributor's or seller's commission."

     Section 1.9. Supplement and Amendment to Section 609 of the Original Indenture. Section 609 of the Original Indenture is amended to read in its entirety as follows:

     "SECTION 609.  Corporate Trustee Required; Eligibility.

          There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the
United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 subject to the supervision and examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. No obligor upon the Securities or a Person directly or indirectly controlling, controlled by, or under common control with such obligor shall serve as Trustee upon the Securities. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article."

     Section 1.10. Supplement and Amendment to Section 613 of the Original Indenture. Section 613 of the Original Indenture is modified by deleting each reference therein to "four months'" and inserting in its place "three months'".

     Section 1.11. Supplement and Amendment to Section 703 of the Original Indenture. Section 703(a) of the Original Indenture is amended to read in its entirety as follows:

          "(a) On or before May 15 of each year commencing with the year 1988, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report dated as of the preceding March 15 with respect to any of the following events which may have occurred within the last 12 months (but if no such event has occurred within such period, no report need be transmitted):

               (1) any change to its eligibility under Section 609 and its qualifications under Section 608;

               (2) the creation of or any material change to a relationship specified in paragraphs (1) through (10) of Section 608(c);

               (3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Securities Outstanding on the date of such report;

               (4) the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 613(b)(2), (3),
(4) or (6);

               (5) any change to the property or funds, if any, physically in the possession of the Trustee as such on the date of such report;

               (6) any additional issue of Securities which the Trustee has not previously reported; and

               (7) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 602."

     Section 1.12. Supplement and Amendment to Section 1107 of the Original Indenture. Article Eleven of the Original Indenture is modified by adding the following sentence immediately following the end of Section 1107 of the Original Indenture:

     "If a Global Security is so surrendered, such new Security so issued shall be a new Global Security."

                                 ARTICLE 2

          PARTICULAR REPRESENTATIONS AND COVENANTS OF THE COMPANY

     Section 2.1. Authority of the Issuer. The Company represents and warrants that it is duly authorized under the laws of the State of Delaware and all other applicable laws to execute, deliver and perform this First Supplemental Indenture, and all corporate action on its part required for the execution, delivery and performance of this First Supplemental Indenture by the Company has been duly and effectively taken.

     Section 2.2. Truth of Recitals and Statements. The Company represents and warrants that the recitals of fact and statements contained in this First Supplemental Indenture are true and correct in all material respects, and that the recitals of fact and statements contained in all certificates and other documents furnished by the Company thereunder will be true and correct.

                                 ARTICLE 3

                          CONCERNING THE TRUSTEE

     Section 3.1. Acceptance of Trusts. The Trustee accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Original Indenture and in this First Supplemental Indenture, to all of which the Company agrees and the Holders of Securities at any time outstanding by their acceptance thereof agree.

     Section 3.2. No Responsibility of Trustee for Recitals, etc. The recitals and statements contained in this First Supplemental Indenture shall be taken as the recitals and statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

                                 ARTICLE 4

                         MISCELLANEOUS PROVISIONS

     Section 4.1. Relation to the Indenture. The provisions of this First Supplemental Indenture shall become effective immediately upon the execution and delivery hereof. This First Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Original Indenture and each and every term and condition contained in the Original Indenture shall apply to this First Supplemental Indenture with the same force and effect as if the same were in this First Supplemental Indenture set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make each such term and condition conform to this First Supplemental Indenture. The Original Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provisions thereof, as supplemented and amended by this First Supplemental Indenture, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed together as one instrument.

     Section 4.2. Meaning of Terms. Capitalized terms used but not defined in this First Supplemental Indenture are defined in the Original Indenture and shall have the meanings specified in the Original Indenture, unless the context shall otherwise require.

     Section 4.3. Counterparts of First Supplemental Indenture. This First Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.


     IN WITNESS WHEREOF, BROWNING-FERRIS INDUSTRIES, INC., has caused this First Supplemental Indenture to be executed in its corporate name by its President or one of its Vice Presidents or its Treasurer and its corporate seal to be affixed hereunto, and the same to be attested, by its Secretary or an Assistant Secretary, and NATIONSBANK OF TEXAS, NATIONAL ASSOCIATION has caused this Indenture to be executed in its corporate name by one of its Vice Presidents and its corporate seal to be affixed hereunto, and the same to be attested, by one of its Assistant Cashiers or Assistant Trust Officers, all as of the date and year first written above.


                                        BROWNING-FERRIS INDUSTRIES, INC.
(CORPORATE SEAL)

Attest:

/S/ Eileen B . Schuler                  By  /S/ Henry L. Hirvela
    Assistant Secretary                         Vice President and Treasurer



                                        NATIONSBANK OF TEXAS, NATIONAL
                                                   ASSOCIATION
(CORPORATE SEAL)

Attest:

/S/ R. Douglas Milner                   By  /S/ Maryem H. Magee
    Trust Officer                               Assistant Vice President


                              ACKNOWLEDGEMENT

STATE OF TEXAS

COUNTY OF



     BEFORE ME, the undersigned authority, on this day personally appeared, Henry L. Hirvela, the Vice-President and Treasurer of Browning-Ferris Industries, Inc., known to me to be the person whose name is subscribed to the above and foregoing instrument of writing, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation; and, being by me duly sworn, did depose and say that he is Vice-President and Treasurer of said corporation, that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 11th day of January,
1994.


                                          /S/ Lois Haghpeykar
                                        Notary Public in and for
                                        The State of Texas

                                        My Commission Expires:

                                        November 13, 1997



                              ACKNOWLEDGEMENT

STATE OF TEXAS

COUNTY OF


     BEFORE ME, the undersigned authority, on this day personally appeared Maryem H. Magee, an Assistant Vice President of NationsBank of Texas, National Association, known to me to be the person whose name is subscribed to the above and foregoing instrument of writing, and acknowledged to me that she executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said bank; and, being by me duly sworn, did depose and say that she is Assistant Vice President of said bank, that she knows the seal of said bank, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said bank, and that she signed her name thereto by like authority.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 11th day of January,
1994.



                                        /S/ Linda M. Grapa
                                        Notary Public in and for
                                        The State of Texas

                                        My Commission Expires:

                                        July 14, 1995